EXHIBIT 23.3

Consent of Sproule International Limited,
Independent Petroleum Engineering Consultants

LETTER OF CONSENT

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8

Re: Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited included and incorporated by reference in its

(i)	Annual Report on Form 40-F for the year ended December 31, 2016; and,

(ii)	Registration Statement on Form F-10 (File No. 333-207578), filed with the Securities and Exchange Commission.

Sincerely,

SPROULE INTERNATONAL LIMITED

Original Signed by Scott W. Pennell, P.Eng.

Scott W. Pennell, P.Eng.
Senior Vice President, Engineering

Calgary, Alberta, Canada
March 23,  2017

140 Fourth Avenue SW, Suite 900 Calgary, AB, Canada T2P 3N3 Sproule.com T +1 403 294 5500 F +1 403 294 5590 TF +1 877 777 6135